AGREEMENT

THIS AGREEMENT made and entered into this 20th day of June 1995, by and between B.L.L. CORPORATION (DBA
SECURITY MFG.), a Texas corporation (hereinafter referred to as "SECURITY") and PAK-MAIL CENTERS OF AMERICA, a
Colorado corporation (hereinafter referred to as "PAK-
MAIL").

                         WITNESSETH
WHEREAS, PAK-MAIL is a franchisor of individual franchisees in United States wherein the franchisees provide a service to the general public, including, but not limited to, providing private mail service, shipping, packaging, electronic mail communications, and message services. As part of its franchise arrangement with it's franchisees, PAK-MAIL sells various items of equipment to it's franchisees, including, but not limited to, mail boxes.

    WHEREAS, SECURITY is in the business of manufacturing mail boxes including those used by PAK-MAIL and its franchisees in franchise locations; and

    WHEREAS, PAK-MAIL provides a package to its franchisees such that the products of SECURITY are an essential ingredient of the franchised systems formula for success, so that the style of the mail boxes manufactured by SECURITY and used in all of PAK-MAIL franchise operations while providing a quality, durable mail box to service the franchisee's customers.

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    WHEREAS, SECURITY has consistently met all requirements
of PAK-MAIL for the manufacture and delivery of mail boxes for PAK-MAIL franchise operations at a competitive price.

     WHEREAS, PAK-MAIL desires to enter into this agreement with SECURITY to assure the prompt and regular manufacturing and delivery of mail boxes to PAK-MAIL and its franchisees in quantities as may be necessary to fill all orders which PAK-MAIL obtains for its own use and for the use of its franchisees.

     NOT, THEREFORE, in consideration of the mutual promises, convenants and agreements as hereinafter set forth, the parties hereto agree as follows:

    1. OBLIGATIONS OF MANUFACTURER

     SECURITY will manufacture and deliver and PAK-MAIL will accept and buy all of the mail boxes which may be required by PAK-MAIL for the operation of PAK-MAIL and its franchisees. The parties acknowledge that the PAK-MAIL franchise is a new and growing business and therefore any projections or estimates as to the quantity of mail boxes required by PAK-MAIL are estimates and not firm commitments.

    2.TERM OF THIS AGREEMENT

The term of this Agreement shall be for a period of three (3) years starting June 20th, 1995 and automatically

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renewed, if no notice is given, each three (3) year cycle
for a period of three (3) . Either party can terminate this Agreement at the end of the three (3) year period with a written letter 120 days prior to renewal date.

    3. PLANS AND SPECIFICATIONS

     All mail boxes manufactured by SECURITY shall be manufactured in accordance with plans and specifications now being used by PAK-MAIL in all of its stores which plans and specifications are attached hereto as EXHIBIT "A" and by this reference made a part hereof.

4.  TIME FOR PRODUCTION AND DELIVERY
PAK-MAIL shall have the right to specify the date of delivery to carrier of mail boxes ordered by PAK-MAIL. But in no event shall the date specified for completion of the manufacture and delivery be unreasonable. The date specified by PAK-MAIL for manufacture and shipping of the mail boxes shall not be less than fifteen (15) calender days from SECURITY'S receipt of PAK-MAIL written purchase order for said mail boxes.

    5. PLACE AND DELIVERY

     SECURITY shall deliver all mail boxes manufactured for PAK-MAIL at locations specified in writing by PAK-MAIL, by common carrier or carrier selected by PAK-MAIL, cost of delivery to be borne by PAK-MAIL.

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6. RISK OF LOSS

Upon tender of delivery to the common carrier of the mail boxes by SECURITY all risks of loss shall pass to PAK-
MAIL.

    7. TITLE

    Title to the mail boxes shall remain with SECURITY until the mail boxes are fully paid for. PAK-MAIL shall assume all responsibility for payment of mail boxes to SECURITY.

    8. WARRANTIES

     SECURITY warrants that the mail boxes shall be suitable for their intended purpose and manufactured pursuant to the plans and specifications set forth in Exhibit "A". No other express or implied warranties are made by SECURITY except as set forth in the written guarantee attached hereto as Exhibit "B" and made a part thereof.

   9.  PRICE

    PAK-MAIL shall pay for the mail boxes manufactured and delivered by SECURITY in accordance with the price list attached hereto as Exhibit "C" and made a part hereof.
Said price list shall be guaranteed for three (3) years.
If there is to be a change in price, notice must be given and price agreed to six (6) months prior to the end of the three (3) year contract. Payment terms shall be thirty (30) days net from the date of shipping of the boxes by Security.

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    10. EXCLUSIVE MANUFACTURER

     It being understood by the parties that PAK-MAIL makes
available to its franchisees, a package consisting of the
integral components of the business method that is being
franchised and each of said components is an essential
ingredient of the franchised systems formula for success,
part of this package is mail boxes. PAK-MAIL agrees not to
purchase, lease or borrow any mail boxes for its operations
or operations of its franchisees from any party other than
SECURITY even though PAK-MAIL has no authority to force its
franchisees to buy from SECURITY.   PAK-MAIL will not allow
any other manufacturer to distribute literature or display at any meetings or conventions any mail boxes other than SECURITY'S and PAK-MAIL will not refer or recommend any other manufacturer. PAK-MAIL will do its best to persuade all franchisees to keep the PAK-MAIL "look" in the stores.
SECURITY shall not be restricted as to its rights to sell, rent, or lease mail boxes to other parties.

     11.  SECURITY will ship orders prepaid and will bill
PAK-MAIL the discounted rate they are charged.   SECURITY
can use any shipper PAK-MAIL requests. SECURITY will answer any calls from PAK-MAIL Corp. office related to freight claims and assist to the best of their ability in handling claims. PAK-MAIL will instruct their franchisees in how to handle claims with truck lines.

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     12. PAK-MAIL will stock and sell locks and keys made by
SECURITY.

     13. PAK-MAIL will provide SECURITY with a quarterly projection of store installation and updated list of existing stores quarterly.

   14. ASSIGNMENT

    The rights or obligations of any of the parties hereto may be assigned in connection with the sale of fifty percent (50%) or more of the business of the assigning party: provided, however, that the assignee continues the transferred business upon essentially the same or larger scale as the assignor prior to the assignment and the assignee agrees to assume and be bound by the terms and provisions of this Agreement as defined herein.

   16.  SEVERABLE

    If any provisions or portions thereof this Agreement shall be deemed invalid and/or inoperative under any applicable statue or rule of law such invalidity shall not affect the remainder of this Agreement.

   17.  ENTIRE AGREEMENT

    This Agreement contains the entire understanding among the parties hereto and supersedes any proposals oral or written in all the communications between the parties relating to the subject matter of this Agreement. There

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

are no other representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

   18.  GOVERNING LAW

    This Agreement and all the rights and liabilities of the parties hereto with respect to the provisions hereof shall be governed by the laws of the State of Texas.

   19.  ATTORNEYS' FEES AND COSTS

    Should any legal action be commenced by the parties in order to enforce any of the terms and provisions of this Agreement, to seek a declaration interpreting any of such terms or provisions, or to recover damages or any sums due and payable under this Agreement, or to obtain relief, at law or in equity, then the prevailing party in such litigation shall be entitled to recover, in addition to court cost, such amounts as the court may adjudge as reasonable attorneys' fees.

   20.  NOTICES

    Any notices to be given hereunder must be given in writing by personal delivery or certified or registered mail, return receipt requested as follows:

PAK-MAIL CENTERS OF AMERICA           SECURITY MFG  CORP
3033 SOUTH PARKER #1200               815  S.  MAIN  ST.
AURORA,  CO    80014                  GRAPEVINE,  TX  76051

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


     All notices or other communications given under this Agreement shall be in writing sent to the address hereinabove or such other addresses as the parties may designate to each other in writing.

    21.  MODIFICATIONS

     No modifications of this Agreement shall be valid or binding on the parties unless acknowledged in writing by their duly authorized representatives.

   22. AUTHORITY

    The parties executing this Agreement on behalf of PAK-MAIL and SECURITY represent that they are authorized to bind the aforementioned corporations to the terms and conditions of this Agreement.

      IN WITNESS WHEREOF, this Agreement is executed as of

the date first above written.

PAK-MAIL CENTERS OF AMERICA          SECURITY MFG CORP.

BY:   /s/ John E. Kelly              BY:/s/ Janie D'Addio
      John E. Kelly                     Janie D'Addio
      President                         President

Date: 7/6/95                         Date: 7/10/95


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EXHIBIT  "A"

PLANS AND SPECIFICATIONS

DESCRIPTION:

MAILBOXES ( REAR LOAD )

      MODULE DIMENSIONS ARE 22 1/4" W x 26 1/2"  H  x  15"  D

  MODEL 2030:30 small boxes
               Size: 31/2" W x  5" H x 15"  D

  MODEL 2016  16 medium boxes
              Size:  5  1/2"  W x   6"  H X 15"  D
  MODEL 2008  8 large boxes
              Size:  11"  W x  6"  H x  15" D

--------------------------------------------------------------
MAILBOXES ( FRONT LOAD )

   MODULE  DIMENSIONS  ARE  25  3/4"  W x  28  3/4"  H x  15"  D

   MODEL 3030: 30  small boxes
               Size:  3  1/2"  W x 5"  H x  15"  D

   MODEL 3016: 16  medium boxes
               Size:  5  1/2"  W x 6"  H x 15"  D
   MODEL 3008: 8   large boxes
               Size:  11" W x 6"  H x 15"  D

THIS INCLUDES TRIM - NO EXTRA NEEDED
--------------------------------------------------------------

BOX NUMBERS: "B" PACKAGE(standard) Includes front and
                        rear load numbers 101 thru 400

             "C" PACKAGE Includes front and rear load
                         numbers 101 thru 650

             NUMBERS IN GROUPS OF 50
---------------------------------------------------------------

Shipped Freight FOB Grapevine.

EXHIBIT  "B"

WRITTEN GUARANTY

MODULE WARRANTY

All SECURITY products are guaranteed in material and workmanship for a period of five (5) years. SECURITY'S obligation under this warranty is expressly limited to repair or replacement of any unit or component part which in SECURITY'S judgement does not meet this warranty. All products must be returned to SECURITY at the customer's expense. SECURITY MFG CORP's obligation shall in no event include repair on damage resulting from transportation, neglect or misuse or for any consequential damage.

EXHIBIT  "C"

PRICE LIST

REAR LOAD

2030    -    300.00
2016    -    250.00
2008    -    265.00

FRONT LOAD

3030    -    380.00
3016    -    320.00
3008    -    300.00

LOCKS & KEYS

LOCKS - 10 PER PACKAGE     29.50
KEY BLANKS - 100 PER PACKAGE   20.00

MISC.

PACKAGE B NUMBERS   26.75
PACKAGE C NUMBERS   50.45
KEY CABINET 157     65.00

COLLAPSIBLE BOX (REAR LOAD ONLY)

REAR LOAD

2030  -  293.80
2016  -  233.00
2008  -  251.90

For collapsible box see notes:

Weight is 12 lb.  (approx.) for front or back, this saves you
$6.20 on the 2030, $17.00 on the 2016, $13.10 on the 2008,
plus 1/2 of the regular shipping cost.

Remember these boxes have the trim on sides, top and bottom, no extra trim is necessary.

You should have a sample June 20th and delivery 30 days after.